                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                   CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                       the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): AUGUST 4, 1997

                             TOTAL CONTROL PRODUCTS, INC.
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)




         ILLINOIS                  333-18539               36-3209178
----------------------------      ------------           -------------------
(State or other jurisdiction      (Commission            (I.R.S. Employer
      of incorporation)            File number)           Identification No.)



2001 North Janice Avenue
MELROSE PARK, ILLINOIS                              60160
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(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:  (708) 345-5500
                                                     --------------


                   -----------------------------------------------------------
                   Former name or former address, if changed since last report

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Item 5.       OTHER EVENTS.

    As of August 1, 1997 Total Control Products, Inc. (the "Registrant") entered into a Letter of Intent by and between an investment group led by Neil R. Taylor (the "Investors") and the Registrant (the "Letter of Intent"), pursuant to which the Investors agreed to purchase the TESS software product line from the Registrant's majority owned subsidiary, Taylor Industrial Software, Inc. ("Taylor Industrial Software") for approximately $4 million (U.S.). $2 million (U.S.) of the purchase price will be paid at closing and the remaining $2 million (U.S.) will be in the form of a note payable from Mr. Taylor to Taylor Industrial Software. A copy of the Letter of Intent is attached as Exhibit 10.1 and is hereby incorporated by reference.

    A copy of the press release of the Registrant, dated August 4, 1997, is attached as Exhibit 10.2 and is hereby incorporated by reference.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits

         10.1 Letter of Intent dated as of August 1, 1997 by and between Total Control Products, Inc. and an Investment Group led by Neil R. Taylor.

         10.2 Press Release dated August 4, 1997

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                                      SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 15, 1997            TOTAL CONTROL PRODUCTS, INC.


                             By: /s/ Nic Gihl
                                 -----------------------------
                                  Name:  Nic Gihl
                                  Title: President, Chief Executive Officer
                                         and Chairman


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                                        INDEX



Exhibit
NUMBER        DESCRIPTION OF DOCUMENT
--------      ------------------------
10.1          Letter of Intent dated as of August 1, 1997 by and between
              Total Control Products, Inc. and an Investment Group led by
              Neil R. Taylor.

10.2          Press Release dated August 4, 1997